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                                                                     EX-99.B(11)


CONSENT OF INDEPENDENT AUDITORS


Flag Investors Maryland Intermediate Tax Free Income Fund, Inc.:


We consent to the use in Post-Effective Amendment No. 6 to Registration Statement No. 33-66870 of our report dated April 30, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


/s/ Deloitte & Touche LLP
--------------------------------

DELOITTE & TOUCHE LLP
Princeton, New Jersey
October 18, 1996